Exhibit (i)

EATON VANCE MANAGEMENT The Eaton Vance Building 255 State Street Boston, MA 02109 Telephone: (617) 482-8260 Telecopy: (617) 338-8054

August 10, 2007

Eaton Vance Mutual Funds Trust The Eaton Vance Building 255 State Street Boston, MA 02109 Ladies and Gentlemen:

     Eaton Vance Mutual Funds Trust (the “Trust”) is a voluntary association (commonly referred to as a “business trust”) established under Massachusetts law with the powers and authority set forth under its Declaration of Trust dated May 7, 1984, as amended (the “Declaration of Trust”).

     I am of the opinion that all legal requirements have been complied with in the creation of the Trust, and that said Declaration of Trust is legal and valid.

     The Trustees of the Trust have the powers set forth in the Declaration of Trust, subject to the terms, provisions and conditions therein provided. As provided in the Declaration of Trust, the Trustees may authorize one or more series or classes of shares, without par value, and the number of shares of each series or class authorized is unlimited. The series and classes of shares established and designated as of the date hereof and registered by Form N-1A are identified on Appendix A hereto.

     Under the Declaration of Trust, the Trustees may from time to time issue and sell or cause to be issued and sold shares of the Trust for cash or for property. All such shares, when so issued, shall be fully paid and nonassessable by the Trust.

     I have examined originals, or copies, certified or otherwise identified to my satisfaction, of such certificates, records and other documents as I have deemed necessary or appropriate for the purpose of this opinion.

     Based upon the foregoing, and with respect to Massachusetts law (other than the Massachusetts Uniform Securities Act), only to the extent that Massachusetts law may be applicable and without reference to the laws of the other several states or of the United States of America, I am of the opinion that under existing law:

     1. The Trust is a trust with transferable shares of beneficial interest organized in compliance with the laws of the Commonwealth of Massachusetts, and the Declaration of Trust is legal and valid under the laws of the Commonwealth of Massachusetts.

     2. Shares of beneficial interest of the Trust registered by Form N-1A may be legally and validly issued in accordance with the Declaration of Trust upon receipt of payment in compliance with the Declaration of Trust and, when so issued and sold, will be fully paid and nonassessable by the Trust.

Eaton Vance Mutual Funds Trust August 10, 2007 Page 2

     I am a member of the Massachusetts bar and have acted as internal legal counsel to the Trust in connection with the registration of shares.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 128 to the Trust’s Registration Statement on Form N-1A pursuant to the Securities Act of 1933, as amended.

Very truly yours,
/s/ Maureen A. Gemma
Maureen A. Gemma, Esq.
Vice President

Appendix A
Established and Designated Series of the Trust
Eaton Vance Cash Management Fund
Eaton Vance Diversified Income Fund[2]
Eaton Vance Dividend Income Fund[7]
Eaton Vance Emerging Markets Income Fund[6]
Eaton Vance Equity Research Fund[6]
Eaton Vance Floating-Rate Fund[1]
Eaton Vance Floating-Rate & High Income Fund[1]
Eaton Vance Floating-Rate Advantage Fund[1]
Eaton Vance Global Macro Fund[6]
Eaton Vance Government Obligations Fund[5]
Eaton Vance High Income Fund[2]
Eaton Vance International Equity Fund[6]
Eaton Vance International Income Fund[6]
Eaton Vance Low Duration Fund[4]
Eaton Vance Money Market Fund
Eaton Vance AMT-Free Municipal Bond Fund[4]
Eaton Vance Strategic Income Fund[2]
Eaton Vance Structured Emerging Markets Fund[6]
Eaton Vance Tax Free Reserves
Eaton Vance Tax-Managed Dividend Income Fund[4]
Eaton Vance Tax-Managed Equity Asset Allocation Fund[4]
Eaton Vance Tax-Managed Growth Fund 1.1[3]
Eaton Vance Tax-Managed Growth Fund 1.2[4]
Eaton Vance Tax-Managed International Equity Fund[2]
Eaton Vance Tax-Managed Mid-Cap Core Fund[4]
Eaton Vance Tax-Managed Multi-Cap Growth Fund[2]
Eaton Vance Tax-Managed Small-Cap Growth Fund[2]
Eaton Vance Tax-Managed Small-Cap Value Fund[4]
Eaton Vance Tax-Managed Value Fund[2]

Authorized classes are as follows:
[1] Advisers Class, Class A, B, C and I
[2] Class A, B and C
[3] Class A, B, C, I and S
[4] Class A, B, C and I
[5] Class A, B, C and R
[6] Class A, C and I
[7] Class A, C, I and R